UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K /A

AMENDMENT #1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 4, 2013

ECLIPSE IDENTITY RECOGNITION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-175792	80-0729029
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

15732 Los Gatos Blvd. pmb 525, Los Gatos, California, 95032
(Address of principal executive offices)

408-916-1480
(Registrant's telephone number, including area code)
Rua Presidente Lincoln 218, Atibaia, SP, Brazil, 12945-040
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

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our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

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our ability to keep up with rapidly changing technologies and evolving industry standards;

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our ability to source our needs for skilled employees;

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the loss of key members of our senior management; and

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uncertainties with respect to the legal and regulatory environment surrounding our technologies.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “Eclipse Nevada”, “we”, “us” and “our” refer to Eclipse Identity Recognition Corporation (formerly Auto Home Lock, Inc.), a Nevada company.  “Eclipse Delaware” refers to Eclipse Identity Recognition Corporation, a Delaware company, which has become our wholly owned subsidiary upon the closing of the transactions discussed below.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reverse Acquisition

On January 16, 2013 we entered into a share exchange agreement with Eclipse Delaware and its shareholders.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 93,745,000 of the issued and outstanding shares of Eclipse Delaware’s common stock in exchange for the issuance by our company of 196,000,008 shares of our common stock to the shareholders of Eclipse Delaware.

On April 4, 2013 we closed the share exchange by issuing the required 196,000,008 common shares to the Eclipse Delaware shareholders.  Concurrently, and as a condition to closing the share exchange agreement, we cancelled 5,000,000,000 shares of our common stock.

Additionally, on April 4, 2013 in connection with the closing of the share exchange agreement, we closed a private placement of 4,000,000 shares at $0.025 per share for an aggregate total of $100,000.  As a result of these transactions, we have 368,000,008 issued and outstanding common shares at the time of this report.  Further, pursuant to the share exchange agreement, we are required to close private placements of shares of our company at a price not exceeding $0.025 per share for proceeds of:

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$50,000 on four months from closing the share exchange;

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$50,000 on five months from closing the share exchange;

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$100,000 on six months from closing the share exchange; and

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$200,000 on nine months from closing the share exchange.

The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein Eclipse Delaware is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on April 4, 2013, we acquired Eclipse Delaware in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Eclipse Delaware that information relating to periods prior to the date of the reverse acquisition only relate to Eclipse Nevada, unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the State of Nevada as a for-profit company on May 5, 2011 and established a then fiscal year end of May 31.  We were incorporated with the intent to develop, produce and distribute an automated home locking system.  Our product, when fully developed, was intended to allow the user to lock all the doors in the house and activate the alarm system simply by pressing one button.  Unfortunately, we were not able to raise sufficient capital to fund our business development and consequently our management began considering alternative strategies, such as business combinations or acquisitions to create value for our shareholders.

Effective October 30, 2012, Raul Goncalves Pinheiro resigned as a sole director, president, secretary, treasurer, Chief Financial Officer and Chairman of the Board of Directors of our company and Maria Belisario was appointed as sole director, president, chief financial officer and secretary to fill the vacancy created by Mr. Pinheiro’s resignation.

On January 16, 2013 we entered into a share exchange agreement with Eclipse Delaware and its shareholders.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 93,745,000 of the issued and outstanding shares of Eclipse Delaware’s common stock in exchange for the issuance by our company of 196,000,008 shares of our common stock to the shareholders of Eclipse Delaware.

Effective January 17, 2013, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our company changed its name from Auto Home Lock, Inc. to Eclipse Identity Recognition Corporation and increased its authorized capital from 75,000,000 to 75,000,000,000 shares of common stock, par value of $0.001.  As such, our company’s issued and outstanding shares of common stock increased from 5,168,000 to 5,168,000,000 common shares, par value of $0.001, on the basis of a 1,000:1 forward split of our company’s issued and outstanding shares of common stock.

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on January 17, 2013 under the symbol “AHLKD”.  On February 15, 2013, our stock symbol changed from “AHLK” to “EIRC” to better reflect the new name of our company.

Effective February 8, 2013 and in connection with the share exchange agreement, we entered into a bridge loan agreement with Eclipse Delaware wherein we agreed to provide a loan of $35,000 to Eclipse Delaware.  The principal amount of the loan is due and payable on September 30, 2013 or shall be satisfied by the closing of the definitive share exchange agreement between our company and Eclipse Delaware. The loan shall bear no interest until the maturity date at which date the loan shall bear interest at a rate of 10% per annum, payable in quarterly installments.  The Loan will be credited against the private placement of 4,000,000 shares of our company for $0.025 described below.  Subsequent to the bridge loan, additional funds were advanced such that a total of $58,480 had been provided, to be credited against the private placement.

On April 4, 2013 we closed the share exchange by issuing the required 196,000,008 common shares to the Eclipse Delaware shareholders.  As a result of the share exchange, Eclipse Delaware is now a subsidiary of our company.  Concurrently, and as a condition to closing the share exchange agreement, we cancelled 5,000,000,000 shares of our common stock.  Further, in connection with the closing of the share exchange agreement, we concurrently closed a private placement of 4,000,000 shares at $0.025 per share for an aggregate total of $100,000.  As a result of these transactions, we had 368,000,008 issued and outstanding common shares.

Further, pursuant to the share exchange agreement, we are required to close private placements of shares of our company at a price not exceeding $0.025 per share for proceeds of:

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$50,000 on four months from closing the share exchange;

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$50,000 on five months from closing the share exchange;

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$100,000 on six months from closing the share exchange; and

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$200,000 on nine months from closing the share exchange.

Liabilities required to be paid out of private placements proceeds include:

A loan agreement entered into on September 19, 2012, $15,000 with a non-related third party.  The loan is unsecured, non-interest bearing, and due September 19, 2013 after the date was extended for six (6) months.  This loan may be converted into Company shares issued at par, at the discretion of the lender.

A loan agreement entered into on November 20, 2012, for $20,000 with an unrelated third party.  The loan is unsecured, with 10% per annum interest rate, and due at the point where the Company receives $100,000 in funding. The lender has the right convert the loan into shares of the Company’s common stock at a price to be agreed upon.

As of December 31, 2012, loans from related parties amounted to $4,826, and represented working capital advances from officers who are also stockholders of the Company. The loans are unsecured and non-interest bearing.  The balance of working capital advances is due on demand.

On January 2, 2013, the Company entered into a loan agreement for $1,330 with a related party.  The loan is unsecured, non-interest bearing, and due on January 2, 2014.

On February 8, 2013, the Company entered into a bridge loan agreement for $35,000 with an unrelated third party.  The loan is unsecured, non-interest bearing, and due on September 30, 2013, unless earlier credited towards the closing of the private placement.

Additionally, effective April 4, 2013, we changed our fiscal year end to December 31 and Maria Belisario resigned as a sole director, president, secretary, treasurer, Chief Financial Officer and Chairman of the Board of Directors of our company. Concurrently, Stephen Miller was appointed a sole director, president, chief financial officer and secretary to fill the vacancy created by Ms. Belisario’s resignation.

Our principal executive office is located at 15732 Los Gatos Blvd. pmb 525, Los Gatos, California, 95032. The telephone number at our principal executive office is (408) 916-1480.  We also have a satellite office at Atumi-Bldg, 5F, 2-43-10, Minami Otsuka, Toshima-ku, Tokyo, Japan.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

As a result of the closing of the share exchange agreement with Eclipse Delaware, Eclipse Delaware has become our wholly owned subsidiary and we now carry on business in the creation of facial recognition identity software.  Our company is in the development stage and has generated only nominal /insignificant revenues.

Business Overview

Our company designs, develops, and intends to sell video analytics technologies within the “Intelligent Security Industry”. The technology incorporates advanced facial detection, biometric search and identity recognition techniques to identify individuals from live and stored video streams. That is, we can efficiently detect faces in video and compare those faces to databases of known individuals or to other video. Unlike traditional facial recognition technologies, the EclipseIR technology and products have been designed and optimized for the surveillance environments, and are highly adaptable to diverse applications.

Research and Development .  Research and development of our core technologies is based upon well-proven biometric methods resulting in advanced and highly effective facial recognition “engine,” known as INDIface which is fully developed, tested, and proven in the field. Nominal research and development is expected to be required to support technology evolution and meet future market demands.  Because the research and development has been completed, deployable products can be rapidly developed with nominal engineering efforts based on the INDIface facial recognition engines.

Product Rollout . The Company has also fully developed a “Biometric Application Generator” which provides rapid development of new products and the ability to rapidly meet the specialized customer demands and provide complex tailored systems. With the Application Generator, new-product development and product deployment requires only nominal application engineering.

The Company has developed a specialized product for an OEM customer who has successfully deployed the system in commercial environments for use on an ongoing basis. In addition, the Company has fully developed and field-tested MatchPointIRTM, a product for use in visitor access applications. While only nominal or significant revenues have been generated, these deployments have demonstrated both market acceptance and applicability.

The Company intends to roll out additional INDIface-based products in the current fiscal year.  These products include SearchPointIRTM, which focuses on the needs of video forensic analytics critical in investigatory application, and SnapPointIRTM, which provides facial recognition in mobile environments.

Sales, Business Development and Marketing. With limited resources, the Company has sold and installed a limited number of systems generating only nominal revenues. In addition we have completed customer trials that demonstrate product functionality, application, and market acceptance.

The Company intends to significantly ramp up business development, marketing and sales efforts and focus on market penetration. Based on initial market analysis, o ur company expects that our products can both displace current competitive approaches and open new applications .  That is, we expect to take market share from competitors who incorporate traditional methods that are less effective in surveillance and harsh video environments. We also expect that because our technology can be efficiently and rapidly tailored to specialized applications, we will open new sales and market opportunities.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

 We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Technologies and Products

Technology Overview

Our company provides personal identity recognition via its face-based analytics engine known as INDIface, which is core to detecting faces and facial features and then generating face templates for searching and matching.  In addition, the INDIface analytics engine can also determine skin tone, upper and lower clothes color, and an estimated height of a person.  Our company has developed its proprietary recognition engines for analysis of multiple video streams to identify “people of interest” by biometric and personal characteristics, facial identity recognition in particular. Our company has developed advanced Facial Detection, whose key differentiator is the ability to detect facial and identity characteristics in adverse video conditions, often due to low-quality cameras, poor lighting, moving subjects, and partially visible faces.  Moreover, the engine can detect multiple faces within each frame. This is significant in the security and surveillance environment.  Identity Recognition is accomplished by rapidly searching databases of existing faces, to identify persons of interest.  In addition, this powerful engine can search and locate individuals within stored video streams.  Using biometric analytics, our technology also provides the ability to search video streams to locate individuals based on personal characteristics, such as face color, height, and upper and lower body (clothes) color even where their faces are not recognizable.  These unique technologies provide powerful real-world video forensics tools and are clear differentiators from competitive approaches.

Our proprietary algorithms are 100% owned by us, and are developed and held in the United States of America.  Our algorithms are treated as trade secrets and not disclosed in terms of white papers or patents. Our company is currently preparing for filing for four provisional patents related to techniques in personal biometrics.  Our extensive database of test images is also considered intellectual property.  In addition, our company has developed a proprietary software tool to generate new products from core technologies, allowing rapid adaptation to needs of vertical markets and specialty applications.

Technology Deployment and Distribution

Our company intends to deploy its core technology via three approaches:

(1)

Software product distribution;

(2)

Engineered systems; and

(3)

OEM distribution Products and Systems will gain revenue from sales of software and services, while OEM will provide recurring revenue from software licensing.

Product applications provide customers with out-of-the-box functionality with near plug-and-play implementation. The Biometric Application Generator serve s to tailor specific customer requirements without requiring our company engineering involvement.  This approach reduces sales cycles, and is ideal for distribution through sales representatives and distributors, to serve commercial and industrial customers and provide access to more complex systems.

Public Safety and Law Enforcement will often demand more complex system development, which brings higher product volume with each system, and generally demands higher-end product with advanced functionality.  Our company expects that OEM sales will evolve to provide the largest area of revenue generation.  Using FusionIR, a Software Development Kit (“SDK”), users can embed facial recognition functionality into their own products or systems for resale.  OEM sales represent the highest margin given minimal sales and marketing costs to us.  In addition, OEM provided recurring revenue.

Product Portfolio

Based on INDIface, our core technology, o ur company’s Facial Detection, Identity Recognition, and Biometric Search technologies are highly flexible in their implementation, and are bundled within applications appropriate to individual market demands and requirements.  In addition, the products may be integrated as large system deployments.  Current and planned products are described below.

(1)

MatchPointIR, which is geared toward visitor monitoring and intruder detection.  The MatchPointIR system detects individuals entering a building or area, and compares to a database to determine whether that individual is a person of interest; intruder, VIP, or other status.  MatchPointIR offers solutions within a wide variety of vertical markets including hospitality, retail, commercial, industrial and healthcare and law enforcement, and can be deployed as a stand-alone product, or within an integrated system.

(2)

SearchPointIR extends the capabilities of the MatchPointIR by adding extensive forensic video analytics. SearchPointIR, allows users to search live and stored video for persons of interest based on facial identity recognition, bringing significant efficiencies to both law enforcement and commercial security organizations.

(3)

ResolverIR provides the ability to search personal biometric characteristics such as skin tone, upper and lower body (clothes) color, and height.  The ResolverIR provides law enforcement, public safety, military and security officials with an extremely powerful tool for video forensics and analysis to aid investigations, search for persons of interest, predator identification and surveillance, intruder identity secure area surveillance, and locate lost individuals.

(4)

SnapshotIR allows users to snap photos of subjects of interest with their mobile phone and submit the facial images for analysis to determine potential level of threat, and take immediate and informed action.  Deployed the EclipseIR technology on mobile platforms such as iPhones and SmartPhones, extends functional applications as well as market opportunities.  SnapshotIR is applicable to public safety for law enforcement and homeland security officers in the field, as well as commercial and retail users.

(5)

Biometric Application Generator (the “Bagger”) provides flexible and rapid adaptations to varied markets and applications. The Bagger can very quickly produce and configure products and systems that meet the specific needs of a particular vertical market as well as the requirements of each customer, reducing time to market from many months to a few weeks.

(6)

FusionIR, the INDIface SDK, allows third-party developers to create specialized applications using our technology. The SDK extends the reach of our facial recognition technology to complex systems and OEMs for highly specialized applications requiring a high degree of integration. The SDK provides an avenue to address evolving market opportunities outside the reach of standard products and applications.

Markets and Market Penetration

Market Size

The intelligent surveillance market encompasses CCTV technologies and video analytics applications, as well as retail and consumer markets.  These markets are estimated to total over $20 billion, and expected by industry analysts to grow beyond $70 billion in 2013.  Within these markets, we are specifically focused upon Facial Recognition and Personal Biometrics.  Facial Recognition is anticipated to be over $1.6 billion in 2013.

Researchers indicate that facial recognition technology is well on its way to supplanting fingerprints as the biometric identifier of choice.  Eye and facial recognition technology are predicted to account for nearly $4 billion of the biometric industry’s $11 billion in annual revenues by 2017.  That same year, the number of cell phones and tablets equipped with facial recognition features is expected to swell to 665 million users.

Market Segments

EclipseIR segments its potential markets horizontally into three broad categories: law enforcement and public safety; commercial and industrial, and; social media. Within the first two categories, the driving motivation for deployment of facial recognition is to enhance security.  Law enforcement, public safety and homeland security organizations have demonstrated clear interest in facial recognition in order to manage terrorist threats, protection of key public buildings and intruder threat.

In the commercial environment, application for the EclipseIR products crosses a wide range of vertical markets, including hospitality, retail, transportation, real estate, and healthcare, among others.  At the highest level, the benefits to companies that deploy identity recognition are loss prevention, by recognizing thieves, risk mitigation and public safety, by recognizing intruders and troublemakers, and improved customer service, by recognizing VIPs and top-tier customers.  The Intelligent Surveillance Industry intersects these vertical markets, providing a common thread of market accessibility.

Facial recognition within social media has become an explosive technology with numerous acquisitions of technology-driven companies by large social media outlets.  In addition, niche applications are expected to present high-growth opportunities.  For example, genealogical applications to compare and match faces of relatives and ancestors are expected to provide market opportunities.  As facial recognition gains momentum, niche applications such as these are expected to provide significant market expansion.

Typical User Scenarios

Facial Detection and Identity Recognition offers a wide range of applications within the targeted market environments.  Persons of interest may be public threats such as terrorists, intruders or shoplifters, or they may be VIPs, employees, or long-lost friends or relatives.  Facial recognition can rapidly detect and identify people to enhance public safety and improve quality of life.

Examples within the public safety sector:

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Terrorists can be recognized at airports or high-security buildings.

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Known persons of interest can be detected when entering public venues or unauthorized areas.

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People with outstanding warrants can be located at common gathering sites.

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Police officers in the field can identify and enroll suspects using mobile phones.

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Lost or missing persons can be located by searching live cameras and stored video.

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School systems can manage access and avoid intruder entry

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Examples within the commercial arena:

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Visitor management systems at high-profile and high-security buildings can identify intruders.

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Retailers can identify shoplifters to reduce theft, and identify VIP shoppers to enhance sales.

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Employers can manage time and attendance of employees.

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At hospitals, patients can be tracked and managed to avoid wandering from designated areas,

  and detect intruders and non-authorized personnel.

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Gang activity can be monitored and managed at malls and public gathering places.

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Examples within social media:

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Users can locate friends and family within social networks.

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Families can compare and match pictures of relatives to build genealogical profiles.

Product Marketing and Communications

Our company’s marketing strategy is focused on identifying market opportunities and customer needs, sales support to insure an effective and efficient sales channel, and marketing communications to build awareness within market segments.  We expect that marketing communications will encompass major trade shows addressing security and surveillance.  We plan to target select vertical markets to extend awareness and to build partnerships with marketing and technology partners.  Secondary trade shows, exhibits and seminars are planned to support sales personnel in local markets and opportunistic advertising programs will be developed to optimize the effectiveness of exhibits and to extend awareness.  We want our company’s market communications strategy to be highly focused on supporting an aggressive sales channel with local exhibits, seminars, collateral sales materials and programs as well as developing and maintaining a strong online presence.

Sales and Sales Channel Development

We have developed a specialized sales approach to aggressively and efficiently penetrate our products’ three application areas: vertical market applications, which are primarily served by the MatchPointIR and SearchPointIR Series, system and enterprise solutions served primarily by SearchPointIR and ResolverIR products, and OEM, which is served largely by SDK.

The sales channel strategy will be to appoint regional master representatives specializing in security and video surveillance applications.  These master representatives will identify, train and manage local dealers/resellers with vertical market specialties in their respective regions.  We expect the master distributors to also identify major system opportunities in their region and will have the technical capability to support large system sales and deployments.  We plan to support the dealers with a variety of tools to promote sales that include participation in local, regional and national trade shows as well as sponsoring many local seminars that bring potential customers together for demonstrations and training.  Domestically, we plan to enlist focused master representatives who will manage reseller/dealers.  Resellers may often cross regional boundaries as they become responsible for national accounts such as major retail chains, or require vertical market specialties as in the healthcare market, for example.  Large accounts will be managed in-house in order to stay close to customer requirements to provide the basis for continued system improvements.

We also consider the international market place an area of significant opportunity and plan to have master distributors on a global basis and envision significant growth in this arena.  We have divided the international market into multiple segments, with master representatives and resellers paralleling the domestic model.  We have an agreement in place with a consultant to represent us in South America and anticipate additional agreements for Asia and Europe within three months.

As our sales channel gains momentum, we foresee a relatively short sales cycle for MatchPointIR products, and somewhat longer for complex systems solutions.  We also believe that the selling price of the average product or system will increase as the sales team and the customers recognize new potential applications within an organization.  We hope that this will offset price erosion as well as increase the barrier to entry for competitors.

OEM opportunities are addressed primarily by licensing our core technology in the form of an INDIface SDK that allows third-party developers to build custom facial recognition applications integrated with their own products or technology.

Competitive Landscape

Historic overview of biometrics in identity recognition

With the emergence of advanced surveillance technologies, it was natural that biometrics would become an integral component of the security solution. However, early facial recognition deployments were not commercially viable because the techniques failed to account for face angle, lighting, obscured faces, and multiple faces in a frame. In addition, many attempts failed to understand the challenges of recognizing people from different races. Simply summarized, users were required to have ideal images in order to acceptable results, which is rarely the case in the world of. Moreover, standards have been defined that do not reflect real world deployments.

In addition, the industry has experienced a high degree of turmoil in acquisitions, mergers and partnerships in an effort to provide market offerings. This consolidation has led many companies to pursue high-volume contracts for identity authentication applications such as passport or drivers license identification. This approach to facial recognition requires highly controlled environments and full-face images with ideal lighting. Similar technologies are also now being implemented for facial biometric authentication replacing password access to computer systems and on social networks. These technologies are not commercially viable in the real-world application of intelligent security and surveillance, where subjects are often captured in less-than-ideal video images. In addition, competitors depend on a one-size-fits-all approach, which fails to meet market requirements and specific user needs.

EclipseIR Competitive Factors

We are a development stage company which has only generated nominal revenues to this point.  Many of our competitors will have had longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

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develop our brand;

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leverage our management’s contacts and business experience to develop a wider customer base;

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create awareness of our products’ competitive differentiators; and

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increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

As we are a relatively small company, we face the same problems as other small companies in any industry, including the lack of available funds, lack of established distribution channels or large customer base. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Our techniques and algorithms are based upon proprietary techniques with facial arithmetic and were specifically developed to solve real-world problems of identity recognition in the surveillance environment.

To address these issues, our company’s extensive testing of its technologies enhances predictability of performance among different races and different conditions. Our company maintains a reference database of over 1,000,000 faces.  This database is considered intellectual property and one of the largest in existence.  This database is has been segregated by race.  Especially, very white faces, very dark faces, and Asian faces.  Each release of its algorithm is methodically tested against this database for quality control and setting performance expectations.

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Surveillance oriented technologies and features – our technology was built from the ground up to excel in the surveillance environment with capabilities to operate in poor lighting, complex backgrounds, and detect multiple faces in frames.

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Personal Biometrics – we developed sophisticated techniques to recognize individuals by face tone, height, and upper and lower body clothes color.  Each personal biometrics has been designed to be calibrated to deployed environments and video input.

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Mobile Platform – we developed facial recognition applications to operate on mobile phones, providing ubiquitous access.

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Bagger – we developed a Biometric Application Generator (BAGGER), for rapid deployment of new biometric applications to different vertical markets.  The Bagger reduces time to market for new products by over 50% with no additional computer programming.  The Bagger has been used to create all of our Visitor Access Management and Forensic product offerings.

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Pre-defined product applications – our company has developed numerous applications for visitor management and forensic search and analysis.  The products are expected be released between Q3 2012 and Q1 2013.

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Product Internationalization – These applications are designed for rapid internationalization and can be converted to any language without programming, allowing for rapid global expansion.

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Software Development Kit (SDK) – Our SDK has been developed for reducing time to market. Computer programmers can prototype and bring applications to the market significantly faster than our competitors.

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Large Reference Database – The large and diverse reference database, judged to be the largest in the world, enhances consistent results across genders, races, and environmental conditions.

In a crowded competitive landscape, only a small handful of companies, including our company, have developed facial detection and identity recognition appropriate for the intelligent security and surveillance marketplace.  Operating in the world of security and video surveillance is core to our company’s technology.  The analysis of personal characteristics, often used in forensics, and the capability to deploy in a mobile environment, sets us apart from other competitors. Further, we have developed a market-driven approach to its technology deployment that is capable of rapid development of market-specific product applications.

Material Contracts

We expect that the majority of our business will involve partnering and providing solutions under contracts with other businesses both domestically and internationally, working with resellers and distributors in selling our products, and also partnering with government agencies. O ur focus is to develop and increase our relationships and contracts with our partners and businesses in order to bring in revenue for the company.

Intellectual Property

On August 3, 2010, the Company entered into two Intellectual Property Assignment Agreements to permanently acquire all rights to the intellectual property developed and beneficially owned by the two founding principal stockholders of the Company, whereby the Company acquired all of the rights, title and interest in and to the principal owned intellectual property in exchange for shares of the Company.  The Company is unable to assign a value to the intellectual property and has therefore recorded the intellectual property at the par value of the stock issued – 4,800,000 shares at $480 and 2,800,000 shares at $280, respectively.

Eclipse Delaware has been granted trademark registrations for:

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EclipseIR

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MatchpointIR

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FacePointIR

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SearchPointIR

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ResolverIR

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MobileSnapshotIR

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SnapserverIR

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HeightFinderIR

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ClothesColorIR

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SkinToneIR

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FusionIR

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BaggerIR

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SnapPointIR

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MobileIR

Our logos:

Our internet site is located at www.eclipseir.com.

Government Regulation

Our operations are subject to numerous federal, state and local laws and regulations in the United States and Canada in areas such as consumer protection, government contracts, trade, environmental protection, labor and employment, tax, licensing and others. For example, in the U.S., most states in which we operate have licensing laws directed specifically toward our industry, including privacy laws. In certain jurisdictions, we will have to obtain licenses or permits in order to comply with standards governing employee selection, training and business conduct.

The security industry is also subject to requirements, codes and standards imposed by various insurance, approval and listing and standards organizations. Depending upon the type of customer, security service provided and requirements of the applicable local governmental jurisdiction, adherence to the requirements, codes and standards of such organizations is mandatory in some instances and voluntary in others.

Amount Spent on Research and Development the Last Two Fiscal Years

We have not spent any money during each of the last two fiscal years on research and development activities. The accrued salaries for our employees from 2010 to 2012 equate to our company’s research and development costs.

Employees

As of April 4, 2013, we have 6 full-time employees/consultants and 3 part-time employees/consultants in general and administrative, operations, engineering , research and development, business development, sales and marketing, and finance. All of our current full-time employees/consultants are also equity holders, with significant collective employee ownership.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and, as at December 31, 2012, have incurred a net loss of $1,328,706 since our inception on August 3, 2010.  Our business operations began in 2010 and have resulted in net losses in each year.  We have generated only nominal revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations in the near future.  Our profitability will require the successful commercialization and sales of our planned products. We may not be able to successfully achieve any of these requirements or ever become profitable.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2011 and 2012 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the years ended December 31, 2011 and 2012, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

Our inability to complete our future research and development and engineering projects in a timely manner could have a material adverse effect of our results of operations, financial condition and cash flows.

If our research and development projects are not completed in a timely fashion we could experience:

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substantial additional cost to obtain a marketable product;

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additional competition resulting from competitors in the surveillance and facial recognition market , and ;

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delay in obtaining future inflow of cash from financing or partnership activities .

We could face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Unless we keep pace with changing technologies, we could lose existing customers and fail to win new customers. In order to compete effectively in the Intelligent Security and Biometrics market, we must continually design, develop and market new and enhanced technologies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace.  Biometric technologies have not achieved widespread commercial acceptance and our strategy of expanding our biometric business could adversely affect our business operations and financial condition.

Further, we expect to derive over a significant amount of revenue from government contracts, which are often non-standard, involve competitive bidding, may be subject to cancellation with or without penalty and may produce volatility in earnings and revenue.

The market for our solutions is still developing and if the industry adopts test criteria that is different from our internal test criteria our competitive position would be negatively affected.  Our plan to pursue sales in international markets may be limited by risks related to conditions in such markets.

Parts of our company’s business plan are dependent on business relationships with various parties

We expect to rely in part upon original equipment manufacturers ( OEM ) , and distribution partners to sell and install our products, and we may be adversely affected if those parties do not actively promote their products or pursue installations that use our software .  Further, if our software is not timely delivered or do es not perform as promised, we could experience increased costs, lower margins, liquidated damage payment obligations and reputational harm.

We are governed by only one person, Stephen Miller, which may lead to faulty corporate governance.

We have only one person, Stephen Miller, serving as director and executive officers who make all the decisions regarding corporate governance.  This includes his (executive) compensation, accounting overview, related party transactions and so on.  He will also have full control over matters that require Board of Directors approval. This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors approval.  This may lead to ineffective disclosure and accounting controls.  Noncompliance with laws and regulations may result in fines and penalties.  He would have the ability to take any action as he himself reviews them and approves them.  He will exercise control over all matters requiring shareholder approval including significant corporate transactions.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the mining industry to recruit and retain competent employees.  If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to fulfill our contractual obligations (as noted in our audited financial statements) , continue development of our planned products to meet market evolution , and execute our business plan, generally.    We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled scientists and professionals and adequate funds in a timely manner.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have not achieved revenues and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is significantly dependent on the successful research and development of our planned products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to complete the research and development of our products and operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We are affected by certain law and governmental regulations which could affect international distribution of our products.

In order to export our products for international distribution, we or our distributors must comply with U.S. Department of Commerce export rules. Our MatchPointIR product has been approved, and while other products are expected to follow suit, failure to gain compliance would limit international distribution. In addition, future government regulations concerning facial recognition privacy issues could have an adverse effect on market acceptance or cause time delays or additional costs to meet requirements.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The copyright and patent positions of software and technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products,  production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in facial recognition products. We have not taken any legally enforceable action to protect our proprietary technology and are treating our algorithms, crucial to the development of our business, as trade secrets. If any of our competitor’s copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively.

We also consider our trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. We have registered various trademarks in the United States. These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our products and software technology, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products and software may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products and software must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products and software or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products and software may not be favorably received.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

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variations in our operating results;

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changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

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changes in operating and stock price performance of other companies in our industry;

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additions or departures of key personnel; and

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future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

If we are listed on the Over-the-Counter Bulletin Board quotation system, our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the Over-the-counter Bulletin Board. We must comply with numerous NASDAQ MarketPlace rules in order to maintain the listing of our common stock on the Over-the-counter Bulletin Board. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the Over-the-counter Bulletin Board listing of our common stock. If we are unable to maintain our listing on the Over-the-counter Bulletin Board, the market liquidity of our common stock may be severely limited.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain s a specific provision that eliminate s the liability of our directors and officers for monetary damages to our company and shareholders . Further , we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Eclipse Delaware did not incur as a private company prior to the private placement financing and share exchange.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.  Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a  reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2013, including a Form 10-K for the year ended December 31, 2013, assuming this registration statement is declared effective before that date.  At or prior to December 31, 2013, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2013.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2013, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statement and the related notes for the years ended December 31, 2012 and 2011 that appear elsewhere in this current report.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 11 of this current report.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

Over the next 12 months we intend to carry on business as a development stage video analytics and security company.  We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next 12 Months
Expense	Amount
Consulting Fees for Research and Development	$ 75 ,000
Engineering	175,000
Fixed asset purchases	50,000
Management Consulting Fees	50,000
Professional fees	80,000
Rent	60,000
Sales, Travel and Marketing	475,000
Other general administrative expenses	350,000
Total	$1,315,000

We will require funds of approximately $1,315,000 over the next twelve months to operate our business . These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

Our company has incurred a net loss of $1,328,706 for the period from inception on August 3, 2010 to December 31, 2012 and has generated only nominal revenues.  The continuity of our future operations is dependent upon our ability to obtain financing and upon future acquisition, successful research, development, and regulatory approval of our planned products, and development of profitable operations from the establishment of facial recognition software. These conditions raise substantial doubt about our ability to continue as a going concern.  We intend to continue relying upon the issuance of equity securities to finance our operations.  However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved.  The likely outcome of these future events is indeterminable.  The financial statement does not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Results of Operations for the Fiscal Years Ended December 31, 2011 and 2012, and for the period from August 3, 2010 (inception) to December 31, 2012.

The following summary of our results of operations should be read in conjunction with our audited consolidated financial statements for our fiscal year ended December 31, 2012 and 2011.

Our operating results for the fiscal years ended December 31, 2011 and 2012, and for the period from August 3, 2010 (date of inception) to December 31, 2012 are summarized as follows:

		Year Ended	Year Ended	Cumulative from Inception August 3, 2010 to,
		December 31,	December 31,	December 31,
		2012	2011	2012

Revenues		$4,000	$8,000	$12,000
Operating Expenses		$629,057	$565,531	$1,327,026
Other Expenses	$	Nil	$960	$16,080
Net Income (Loss)		$(625,057)	$(558,491)	$1,328,706

Expenses

Our operating expenses for the fiscal year ended December 31, 2011 and 2012, and for the period from August 3, 2010 (date of inception) to December 31, 2012 are outlined in the table below:

		Year Ended		Year Ended,	Cumulative from Inception August 3, 2010 to,
		December 31,		December 31,	December 31,
		2012		2011	2012

General administrative		$629,057		$565,531	$1,327,026
Selling and marketing	$	Nil		$960	$960
Research and development	$	Nil	$	Nil	$720

Expenses for the year ended December 31, 2012, were $629,057 as compared to $565,531 for the comparative period in 2011. Our expenses are due to our general administrative expenses of carrying on a business.  Revenues for the year ended December 31, 2012, were $4,000 as compared to $8,000 for the comparative period in 2011.

Equity Compensation

We currently do not have any equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital
	Year Ended December 31, 2012		Year Ended December 31, 2011

Current Assets	$2,423		$3,066
Current Liabilities	$47,614		$14,573
Working Capital (deficit)	$(45,191)		$(11,507)

Cash Flows
	Year Ended December 31,	Year Ended December 31,	Cumulative from Inception August 5, 2010 to December 31,
	2012	2011	2012
Net Cash Provided by (Used in) Operating Activities	$(29,448)	$(10,135)	$(39,583)
Net Cash Provided by Financing Activities	$28,823	$11,083	$40,006
Increase (Decrease) in Cash during the Period	$(625)	$948	$(423)
Cash and Cash Equivalents, End of Period	$423	$1,048	$423

As of December 31, 2012, our company had working capital deficit of $45,191, $2,423 in total assets and $47,614 in total current liabilities.

We are dependent on funds raised through equity financings and proceeds from shareholder loans. Our net loss of $1,328,706 from our inception on August 3, 2010 to December 31, 2012 was funded primarily by financing and loans, as well as other capital contributions.

From our inception on August 3, 2010 to December 31, 2012 we spent $1,328,706 on operations. During the year ended December 31, 2012, we spent $625,057 on operations, whereas we spent $565,531 on operating activities during the same period in fiscal 2011. The increase in our expenditures on operating activities during the year ended December 31, 2012 was primarily due to increases in general and administrative expenses.

From our inception on August 3, 2010 to December 31, 2012, we received $180 from financing activities, which consisted of $180 in proceeds from stock issued for cash. During the year ended December 31, 2012, we received $28,823 from financing activities, which consisted of $180 in proceeds from stock issued for cash and $35,0000 due to related parties, whereas we received $11,083 from financing activities during fiscal 2011.

From our inception on August 3, 2010 to December 31, 2012, we acquired $Nil from investing activities.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

We anticipate that our expenses over the next 12 months (beginning January 2013) will be approximately $1,315,000 as described in the table above. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.   We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, our company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

Our company is in the development stage and has yet to realize significant revenues from operations. Once we have commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Software licenses fees will be recognized over the term of the agreement on a straight line basis.

Share-based Compensation

Our company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As our company has a loss for the years ended December 31, 2012 and 2011 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

Our company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Our company maintains a valuation allowance with respect to deferred tax assets. Our company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration our financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws. Changes in circumstances, such as our company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of December 31, 2012 and 2011, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

Our company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the periods ended December 31, 2012 and 2011, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

Deferred Offering Costs

Our company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

Our company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the years ended December 31, 2012 and 2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Lease Obligations

All non-cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter. For the years ended December 31, 2012 and 2011, no capital lease obligations were incurred; therefore, no amortization of lease expense was required. Our company had one month to month lease. Rent expense was $3,600 and $3,600 for the years ended December 31, 2012 and 2011, respectively.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 15732 Los Gatos Blvd. Pmb 525, Los Gatos, California, 95032.  Our telephone number is (408) 916-1480.  We also have a satellite office at Atumi-Bldg, 5F, 2-43-10, Minami Otsuka, Toshima-ku, Tokyo, Japan and we pay rent of approximately $300 per month for the use of this space.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 4, 2013 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Stephen Miller 15732 Los Gatos Blvd. Pmb 525, Los Gatos, California, 95032	Director, president, chief financial officer and secretary	Common Stock	77,358,793	21.0%
Anthony Otto 15732 Los Gatos Blvd. Pmb 525, Los Gatos, California, 95032	Chief Technical Officer(3)	Common Stock	58,541,789	15.9%
Robert Langlois 15732 Los Gatos Blvd. Pmb 525, Los Gatos, California, 95032	Vice president of business development(3)	Common Stock	8,363,113	2.3%
Charles Smart 15732 Los Gatos Blvd. Pmb 525, Los Gatos, California, 95032	Vice president of marketing(3)	Common Stock	8,363,113	2.3%
Lee Ann Clary 15732 Los Gatos Blvd. Pmb 525, Los Gatos, California, 95032	Chief financial officer(3)	Common Stock	2,090,779	0.6%
Maria Belisario 15732 Los Gatos Blvd. Pmb 525, Los Gatos, California, 95032	Vice president of administration and corporate affairs(3)	Common Stock	8,363,113	2.3%
All officers and directors as a group		Common stock, $0.001 par value	163,080,700	44.3%

5%+ Security Holders
Samuel Schneibalg 15732 Los Gatos Blvd. Pmb 525, Los Gatos, California, 95032			27,180,117	7.4%
		Common stock, $0.001 par value
All 5%+ Security Holders			27,180,117	7.4%

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 368,000,008 shares issued and outstanding.
(3)	Officer of Eclipse Delaware.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION
Stephen D. Miller	56	Director, president, chief financial officer and secretary

Our director will serve in that capacity until our next annual shareholder meeting or until his successor is elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Executive Management

Our executive management team represents a significant depth of experience in biometrics and facial recognition technologies, intelligent security and surveillance, high-growth and technology marketing, and domestic and international sales and business development. The team represents a cross-disciplinary approach to management and business development.

Stephen Miller, Director, president, chief financial officer and secretary

Stephen Miller has significant experience in biometric application technologies and intelligent security systems, having led the early efforts for fingerprint-based access control systems and developed biometric systems for airports, prisons, and other high-security environments. Mr. Miller has served as advisor to many startups and well established security companies and has led numerous joint development efforts between American and Japanese companies. Recently Mr. Miller successfully introduced American based facial recognition and intelligent video technologies to China and Japan. Moreover, he has advised various corporate executives of large international corporations within Japan, China, and India on security technologies. Mr. Miller is a computer studies graduate from Webster University and has resided in Silicon Valley for the past 25 years. Mr. Miller is a member of the FBI supported Infragard organization as well as a member of ASIS where he serves on the CSO Standards Technical Committee.

Previous to Eclipse Delaware, Mr. Miller served as CEO and President to AME8 Product Development Inc. from 2002 until August 2012.

We believe that Mr. Miller is qualified to sit on our board of directors due to his extensive consulting and managing experiences.

Significant Employees

Other than the foregoing named officers and directors, we have no full-time employees whose services are materially significant to our business and operations who are employed at will by Eclipse Delaware.

1.

Stephen Miller, 56, as President and Chief Executive Officer

Stephen Miller is also our director, president, chief financial officer and secretary.  He has significant experience in biometric application technologies and intelligent security systems, having led the early efforts for fingerprint-based access control systems and developed biometric systems for airports, prisons, and other high-security environments. Mr. Miller has served as advisor to many startups and well established security companies and has led numerous joint development efforts between American and Japanese companies. Recently Mr. Miller successfully introduced American based facial recognition and intelligent video technologies to China and Japan. Moreover, he has advised various corporate executives of large international corporations within Japan, China, and India on security technologies. Mr. Miller is a computer studies graduate from Webster University and has resided in Silicon Valley for the past 25 years. Mr. Miller is a member of the FBI supported Infragard organization as well as a member of ASIS where he serves on the CSO Standards Technical Committee.

2.

Anthony Otto, 52, Chief Technical Officer

Anthony Otto is considered one of the top biometric algorithm programmers in the United States, having developed algorithms and applications for casinos, banks, and commercial applications. Mr. Otto was among the pioneers in adapting emerging video compression technologies to real world applications. As co-founder and chief technology officer of Eclipse Delaware, he has developed and continues to advance EclipseIR’s leading-edge core technology for biometric and facial recognition and systems. For the past 25 years, Mr. Otto has served as technical director and advisor for numerous companies and many startups in the video and biometric industries.

3.

Robert Langlois, 63, Vice President of Business Development

Robert Langlois is a senior sales professional with a special focus on business development and sales partnerships. Prior to joining EclipseIRTM, Mr. Langlois was Director of Business Development for the Security and Transportation Technology Business Unit of SAIC. Previously, Mr. Langlois spent 30 years at Motorola where he was Director of Global Relations serving as the key liaison between Motorola’s worldwide field offices, its corporate headquarters, and the global business community and diplomatic corps in Chicago. His tenure with Motorola included 25 years of domestic sales channels development and international experience spanning the Middle East, Northern Africa, Eastern Europe, Europe, Canada and Asia.

4.

Charles Smart, 66, Vice President of Marketing

Charles Smart is a senior marketing executive providing leadership in the development and management of all facets of strategic and tactical marketing, corporate communications, product marketing, and sales-channel development. His experience in data communications and telecommunications through market divestiture provides a solid understanding of technology-driven and high-growth corporations and markets. In addition to extensive corporate experience with companies such as Tellabs, Progressive Computing, Network General, and Global Data, Mr. Smart founded Corridor Communications, to provide marketing and communications strategies and programs for technology-driven corporations.

5.

Lee Ann Clary, 62, Chief Financial Officer

Lee Ann Clary brings 28 years of experience in the financial services arena with extensive background in financial and regulatory reporting for trading firms regulated by the CFTC, NFA, SEC and NASD. In addition to having been associated with multiple start-ups and firms adding new growth strategies, Ms. Clary has served as an auditor for mid-level companies in the financial services, health care and manufacturing sectors; held positions of controller and chief financial officer for commodity and equity based firms; and has also served in preparing disclosure documents for commodity trading advisors and commodity pool operators.

6.

Maria Belisario, 42, Vice President of Administration and Corporate Affairs

Maria Belisario is a senior executive in the biometrics industry with extensive experience in business operations. Prior to joining EclipseIR, Ms. Belisario was Director of Human Resources and Finance, and served as corporate secretary for several high-tech companies. With more than 12 years of working in highly dynamic, start-up environments, Ms. Belisario brings a comprehensive, core background in corporate legal affairs with concentrations in contracts and intellectual property.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our company is not registered under Section 12 of the Securities Exchange Act of 1934, as amended, and consequently our affiliates are not subject to the reporting requirements of Section 16(a).

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our sole director does not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the sole member of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years of Our Company Ended May 31, 2011 and May 31, 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Raul Goncalves Pinheiro(1)	2012 2011	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Mr. Pinheiro resigned from all director and officer positions with our company on October 30, 2012.

Summary Compensation Table — Fiscal Years of Eclipse Delaware Ended December 31, 2011 and December 31, 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)	($)	($)
Stephen Miller, Director, President and Chief Executive Officer(3)	2012 2011	140,000 140,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	140,000 140,000

Anthony Otto, Director and Chief Technical Officer(4)	2012 2011	105,000 105,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	105,000 105,000

Robert Langlois, Vice President of Business Development(5)	2012 2011	95,000 95,000	Nil Nil	Nil 40	Nil Nil	Nil Nil	95,000 95,040

Charles Smart, Vice President of Marketing(6)	2012 2011	95,000 95,000	Nil Nil	Nil 40	Nil Nil	Nil Nil	95,000 95,040

Lee Ann Clary, Chief Financial Officer(7)	2012 2011	95,000 47 , 5 00	Nil Nil	Nil 10	Nil Nil	Nil Nil	59,375 47 , 5 10

Maria Belisario, Vice President of Administration and Corporate Affairs(8)	2012 2011	95,000 95,000	Nil Nil	Nil 40	Nil Nil	Nil Nil	95,000 95,040

(1)

Pursuant to each respective employment offer agreement, all employee executives were not receiving direct payment for their services during the prefunding stage of Eclipse Delaware.   They are devoting as much time as is required to the affairs of the business. The salary is to be accrued at the agreed rate, until Eclipse Delaware has received funding and the employees’ salaries can be paid out of the profits of Eclipse Delaware , as determined by the Board of Directors . The total salary expense related to these accruals is $591,055 and $546,918 for the year ended December 31, 2012 and 2011, respectively.

(2)

Stock awards are vested on a monthly basis for three years starting at various dates.  Stock awards are accelerated with full vesting on December 31, 2012 when Eclipse Delaware was acquired on April 4, 2013.  The shares of the stock awards were valued at $0.0001 per share, the par value of the shares.

(3)	Stephen Miller served as Chief Executive Officer of Eclipse Delaware since August 3, 2010.
(4)	Anthony Otto served as Chief Technical Officer of Eclipse Delaware since August 3, 2010.
(5)	Robert Langlois served as Vice President of Business Development of Eclipse Delaware since January 3, 2011.
(6)	Charles Smart served as Vice President of Marketing of Eclipse Delaware since September 1, 2010.
(7)	Lee Ann Clary served as Chief Financial Officer of Eclipse Delaware since August 23, 2011.
(8)	Ms. Belisario served as Vice President of Administration and Corporate Affairs of Eclipse Delaware since January 3, 2011.

Summary of Employment Agreements and Material Terms

We have no employees other than our directors and officers discussed below. Management and office administration services are provided under a management consulting agreement.

Other than as set out in this Prospectus we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2012 of Eclipse Delaware

For the year ended December 31, 2012, no director or executive officer of Eclipse Delaware has received compensation from us pursuant to any compensatory or benefit plan.  There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen Miller, Director, President and Chief Executive Officer(1)	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil
Anthony Otto, Director and Chief Technical Officer(2)	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil
Robert Langlois, Vice President of Business Development(3)	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil
Charles Smart, Vice President of Marketing(4)	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil
Lee Ann Clary, Chief Financial Officer(5)	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil
Maria Belisario, Vice President of Administration and Corporate Affairs(6)	Nil	Nil	Nil	Nil	Nil	Nil		Nil	Nil

	(1)							Stephen Miller served as Chief Executive Officer of Eclipse Delaware since August 3, 2010.
	(2)							Anthony Otto served as Chief Technical Officer of Eclipse Delaware since August 3, 2010.
	(3)							Robert Langlois served as Vice President of Business Development of Eclipse Delaware since January 3, 2011.
	(4)							Charles Smart served as Vice President of Marketing of Eclipse Delaware since September 1, 2010.
	(5)							Lee Ann Clary served as Chief Financial Officer of Eclipse Delaware since August 23, 2011.
	(6)							Ms. Belisario served as Vice President of Administration and Corporate Affairs of Eclipse Delaware since January 3, 2011.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended May 31, 2012 for Eclipse Nevada and the year ended December 31, 2012 for Eclipse Delaware.

Summary Compensation Table — Fiscal Year of Eclipse Delaware Ended December 31, 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other director received total annual salary and bonus compensation in excess of $100,000.

		Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	($)	($)	($)	($)	($)	($)
Stephen Miller(1)	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Anthony Otto(2)	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Stephen Miller served as Director of Eclipse Delaware since August 3, 2010.
(2)	Anthony Otto served as Director of Eclipse Delaware since August 3, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of Eclipse Nevada

On April 4, 2013, in conjunction with the closing of our share exchange with Eclipse Delaware, we issued 77,358,793 shares of our common stock to our sole director and officer, Stephen Miller.  Additionally, we issued 58,541,789 shares to Mr. Anthony Otto, who is an affiliate of our company pursuant to his shareholdings.

Effective February 8, 2013 and in connection with the share exchange agreement, the Company entered into a bridge loan agreement with Eclipse Delaware wherein the Company agreed to provide a loan of $35,000 to Eclipse Delaware.  The principal amount of the loan is due and payable on September 30, 2013 or shall be satisfied by the closing of the definitive share exchange agreement between our company and Eclipse Delaware. The loan shall bear no interest until the maturity date at which date the loan shall bear interest at a rate of 10% per annum, payable in quarterly installments.  The Loan will be credited against the private placement of 4,000,000 shares of the Company for $0.025 described previously.

Our company has not had any other transaction since our last two fiscal year s ended May 31, 2011 and May 31, 2012, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Transactions with Related Persons of Eclipse Delaware

The following includes a summary of transactions since the inception of the Company on August 3, 2010 through the fiscal year ended December 31, 2012, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On August 3, 2010, the Company entered into two Intellectual Property Assignment Agreements to acquire the rights to the intellectual property of the Stephen Miller and Anthony Otto, two founding principal stockholders of the Company, whereby the Company acquired all of the rights, title and interest in and to the principal owned intellectual property.  The Company was unable to assign a value to the intellectual property and has therefore recorded the intellectual property at the par value of the stock issued - $480 and $280, respectively.

The Company paid Anthony Otto, a Director and officer $1,000 per month for the first seven months in 2011 for the use of his lab.

As of December 31, 2012 and 2011, loans from Stephen Miller amounted to $4,826 and $11,183, and represented working capital advances. The loans are unsecured and non-interest bearing.  The balance of working capital advances is due on demand.  During fiscal 2012, loans were repaid to Mr. Miller in the amount of $6,357.

On November 1, 2012, Stephen Miller, a principal shareholder and board member of the Company transferred 400,000 shares of the Company’s common stock to Anthony Otto, the Company’s other board member and 700,000 shares to Samuel Schneibalg, a major shareholder.  The transaction was to correct an error which had been made August 3, 2010 with the initial distribution of Company stock. There was no consideration for this transfer.  There was no change in the number of shares issued or outstanding from this transaction.

On November 8, 2012, the board of directors approved subscriptions for shares of common stock to be subscribed to by officers of the Company.  These were issued as follows: 33,300,000 shares at par value of $0.0001/share, or $3,300; 25,200,000 shares at par value of $0.0001/share, or $2,520; and, 11,700,000 shares at par value of $0.0001/share, or $1,170. The subscription price of these shares is receivable from the related parties.

On December 18, 2012, we entered into a loan agreement whereby we received $250 from Stephen Miller, our Director, President and CEO.  The loan accrues no interest, is unsecured and due before or on one year from the date of the loan.

On January 2, 2013, we entered into a loan agreement whereby we received $1,330 from Samuel Schneibalg, a beneficial holder of more than 5% of our common stock.  The loan accrues no interest, is unsecured and due before or on one year from the date of the loan.  (See “Security Ownership of Certain Beneficial Owners And Management”)

During the period ended December 31, 2012, Eclipse Delaware was loaned $4,826 representing a working capital advance from Stephen Miller, who is an officers, director and was a stockholder of the Eclipse Delaware.

 Effective February 8, 2013 and in connection with the share exchange agreement, The Company entered into a bridge loan agreement with Eclipse Nevada wherein Eclipse Nevada agreed to provide a loan of $35,000 to the Company.  The principal amount of the loan is due and payable on September 30, 2013 or shall be satisfied by the closing of the definitive share exchange agreement between the Company and Eclipse Nevada. The loan shall bear no interest until the maturity date at which date the loan shall bear interest at a rate of 10% per annum, payable in quarterly installments.  The Loan will be credited against the private placement of 4,000,000 shares of our company for $0.025 described previously.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on the OTC Bulletin Board under the trading symbol “EIRC”.   We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

There has been no first trade of our common stock.

Holders

As of April 4, 2013 there were approximately 48 stockholders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 5 ,2 00,000,000 shares of common stock, par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•

the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent And Registrar

Our independent stock transfer agent is Columbia Stock Transfer Company.  Their mailing address is 1869 E Seltice Way # 292, Post Falls ID 83854.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our b ylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS .

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.  We have entered into indemnification agreements with two of our officers and all directors, and our bylaws contain similar indemnification obligations to our agents. Remaining officers will be required to signed indemnification agreements in the near future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On April 4, 2013, we closed a private placement by issuing 4,000,000 shares of our common stock to one (1) shareholder of our company pursuant to the closing of the Share Exchange Agreement for aggregate proceeds of $100,000, a price of $0.025 per share.  The issuance of our shares to the one (1) shareholder was made in reliance on the exemption provided by Regulation S of the Securities Act.

On April 4, 2013, we issued 196,000,008 shares of our common stock to 17 shareholders of Eclipse Delaware as part of the closing of the Share Exchange Agreement in exchange for all of the issued and outstanding shares of Eclipse Delaware.  The number of our shares issued to the Eclipse Delaware shareholders was determined based on an arms-length negotiation.  The issuances of our shares to the Eclipse Delaware shareholders were made in reliance on the exemption provided by Section 4(2) of the Securities Act.

Further, pursuant to the share exchange agreement, we are required to close private placements of shares of our company at a price not exceeding $0.025 per share for proceeds of:

•

$50,000 on four months from closing the share exchange;

•

$50,000 on five months from closing the share exchange;

•

$100,000 on six months from closing the share exchange; and

•

$200,000 on nine months from closing the share exchange.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 4, 2013, Maria Belisario resigned as our Director, President, Chief Financial Officer and Secretary.  Concurrently, Stephen Miller consented to and was appointed to act as our Director, president, chief financial officer and secretary.  Our board of directors now consists solely of Mr. Stephen Miller.

For certain biographical and other information regarding the newly appointed officer and director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF YEAR END

In connection with the closing of the share exchange, on April 4, 2013 we changed our fiscal year end to December 31.  The share exchange is deemed to be a reverse acquisition for accounting purposes, with Eclipse Delaware, the acquired entity, regarded as the predecessor entity as of April 4, 2013.  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on the December 31 fiscal year end of Eclipse Delaware.  Such financial statements will depict the operating results of Eclipse Delaware, including the acquisition of Eclipse Nevada, from Eclipse Delaware’s inception on August 3, 2010.

In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

•

Audited consolidated financial statements of Eclipse Delaware from August 3, 2010 (inception) to December 31, 2011 and 2012.

 (d) Exhibits

Exhibit No.	Description
2.1

Share Exchange Agreement among Auto Home Lock, Inc., Eclipse Identity Recognition Corporation and the Shareholders of Eclipse Identity Recognition Corporation dated January 16, 2013 (incorporated by reference to our Current Report on Form 8-K filed on January 16, 2013).

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on July 26, 2011).
3.2	Certificate of Amendment filed on December 5, 2012 (incorporated by reference to our Current Report on Form 8-K filed on December 5, 2012.)
3.3	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on July 26, 2011).
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (incorporated by reference to our Registration Statement on Form S-1 filed on July 26, 2011).
10.1	Investment Consulting Services Letter Proposal dated January 4, 2010 between Eclipse Delaware and Vestlynx LLC.
10.2	Advisory Board Agreement dated November 1, 2011 between Eclipse Delaware and Bennett Johnson III.
10.3	Advisory Board Agreement dated February 2, 2012 between Eclipse Delaware and Jennifer Fisher.
10.4	Advisory Board Agreement dated August 10, 2012 between Eclipse Delaware and Joseph K. Petter.
10.5	Advisory Board Agreement dated September 4, 2012 between Eclipse Delaware and Brock D. Bierman.
10.6	Intermediary/Finder/Consultant Agreement dated September 1, 2011 between Eclipse Delaware and JM International LLC.
10.7	Intermediary/Finder/Consultant Agreement dated October 6, 2011 between Eclipse Delaware and Jeff Knapp.
10.8	Intermediary/Finder/Consultant Agreement dated December 1, 2011 between Eclipse Delaware and Bennett Johnson III.
10.9	Intermediary/Finder/Consultant Agreement dated February 2, 2012 between Eclipse Delaware and Jennifer Fisher.
10.10	Intermediary/Finder/Consultant Agreement dated June 11, 2012 between Eclipse Delaware and William F. von Gremp.
10.11	Intermediary/Finder/Consultant Agreement dated August 1, 2012 between Eclipse Delaware and Management Recruiters of Boca Raton.
10.12	Intermediary/Finder/Consultant Agreement dated August 14, 2012 between Eclipse Delaware and Kenneth N. Flechler.
10.13	Intermediary/Finder/Consultant Agreement dated November 29, 2012 between Eclipse Delaware and Benjamin Gordon.
10.14	Loan Agreement dated September 19, 2012 between Eclipse Delaware and R.H. Tabor.
10.15	Loan Agreement dated November 20, 2012 between Eclipse Delaware and Benjamin Gordon.
41
10.16	Loan Agreement dated December 18, 2012 between Eclipse Delaware and Stephen Miller.
10.17	Loan Agreement dated January 2, 2013 between Eclipse Delaware and Sam Schneibalg.
10.18	Software Development Agreement dated October 17, 2011 between Eclipse Delaware and SecurLinx Corporation.
10.19	Software Development Agreement dated January 5, 2012 between Eclipse Delaware and On-Net Surveillance Systems, Inc.
10.20	Marketing Agreement dated December 6, 2011 between Eclipse Delaware and Time Systems International.
10.21	Software End-User License Agreement dated August 27, 2012 between Eclipse Delaware and Elgin Police Department.
10.22	Software Testing Agreement dated July 30, 2012 between Eclipse Delaware and City of Elgin.
10.23	Memorandum of Understanding dated March 31, 2011 between Eclipse Delaware and Mission Critical Electronic Systems.
10.24	Memorandum of Understanding dated March 6, 2012 between Eclipse Delaware and Lightwave Sensor Tech LLC.
10.25	Memorandum of Understanding dated June 12, 2012 between Eclipse Delaware and Raptor Global Services.
10.26	Memorandum of Understanding dated September 5, 2012 between Eclipse Delaware and Brock D. Bierman.
10.27	Employment Offer Agreement dated August 3, 2010 between Eclipse Delaware and Stephen Miller.
10.28	Employment Offer Agreement dated August 3, 2010 between Eclipse Delaware and Anthony Otto.
10.29	Employment Offer Agreement dated September 1, 2010 between Eclipse Delaware and Charles Smart.
10.30	Employment Offer Agreement dated January 3, 2011 between Eclipse Delaware and Maria Belisario.
10.31	Employment Offer Agreement dated January 3, 2011 between Eclipse Delaware and Robert Langlois.
10.32	Employment Offer Agreement dated August 23, 2011 between Eclipse Delaware and Lee Ann Clary.
10.33	Intellectual Property Assignment Agreement dated August 3, 2010 between Eclipse Delaware and Anthony H. Otto.
10.34	Intellectual Property Assignment Agreement dated August 3, 2010 between Eclipse Delaware and Aim8 Product Development Inc.
21	List of Subsidiaries: Eclipse Identity Recognition Corporation, a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 05 , 2013

ECLIPSE IDENTITY RECOGNITION CORPORATION

By: /s/ Stephen Miller
Stephen Miller
President, Chief Executive Officer, Treasurer, Secretary, Chief Financial Officer and Chief Accounting Officer President and Director

ECLIPSE IDENTITY RECOGNITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheets as of December 31, 2012 and 2011	F-3

Statements of Operations for the Years Ended
December 31, 2012 and 2011, and Cumulative from Inception	F-4

Statement of Changes in Stockholders’ Equity for the Period from Inception
Through December 31, 2012	F-5

Statements of Cash Flows for the Years Ended
December 31, 2012 and 2011 and Cumulative from Inception	F-6

Notes to Financial Statements	F-7

 REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Eclipse Identity Recognition Corporation:

We have audited the accompanying balance sheets of Eclipse Identity Recognition Corporation (a development stage company) as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2012 and 2011, and from inception (August 3, 2010) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eclipse Identity Recognition Corporation as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years ended December 31, 2012 and 2011, and from inception (August 3, 2010) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as December 31, 2012, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

March 4, 2013

(June 16, 2013 as to restatements of restated Statements of Operations and Stockholders’ Equity and Notes to Financial Statements restated with. Restated for a mathematical error,additional information and clarifications as explained in Note 12)

ECLIPSE IDENTITY RECOGNITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

ASSETS
	As of	As of
	December 31,	December 31,
	2012	2011

Current Assets:
Cash and cash equivalents	$ 423	$ 1,048
Deferred offering costs	2,000	2,018

Total current assets	2,423	3,066

Total Assets	$ 2,423	$ 3,066

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$ 7,788	$ 3,390
Loans payable	35,000	-
Loans from related parties	4,826	11,183

Total current liabilities	47,614	14,573

Long Term Liabilities:
Prefunding payroll accrual	1,270,411	679,356

Total longterm liabilities	1,270,411	679,356

Total liabilities	1,318,025	693,929

Commitments and Contingencies

Preferred stock, par value $.0001 per share 1,000,000 shares authorized
Common stock, par value $.0001 per share, 99,000,000 shares
shares authorized; 93,745,000 and 8,658,469 shares
issued and outstanding, respectively	9,374	866
Stock subscriptions receivable	(8,270)	(80)
(Deficit) accumulated during the development stage	(1,316,706)	(691,649)

Total stockholders' (deficit)	(1,315,602)	(690,863)

Total Liabilities and Stockholders' (Deficit)	$ 2,423	$ 3,066

The accompanying notes to financial statements are an integral part of these financial statements.

ECLIPSE IDENTITY RECOGNITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year ended	Year ended	Cumulative
	December 31,	December 31,	From
	2012	2011	Inception
			(Restated, see note 12)

Revenues	$ 4,000	$ 8,000	$ 12,000

Expenses:
General and administrative	629,057	565,531	1,327,026
Selling and marketing		960	960
Research and development			720

Total general and administrative expenses	629,057	566,491	1,328,706

(Loss) from Operations	(625,057)	(558,491)	(1,316,706)

Other Income (Expense)	-	-	-

Provision for income taxes	-	-	-

Net (Loss)	$ (625,057)	$ (558,491)	$ (1,316,706)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$ (0.05)	$ (0.07)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	11,543,510	8,239,120

The accompanying notes to financial statements are an integral part of these financial statements.

ECLIPSE IDENTITY RECOGNITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
(Retated - See Note 12)

					(Deficit)
					Accumulated
				Stock	During the
		Common stock		Subscriptions	Development
Description		Shares	Amount	Receivable	Stage	Totals

Balance - August 3, 2010
	Common stock issued:
August 3, 2010	for intellectual property ($0.0001/share)	7,200,000	$ 720
August 3, 2010	for subscription ($0.0001/share)	800,000	80	$ (80)
	Net (loss) for the period				$ (133,158)

Balance - December 31, 2010		8,000,000	$ 800	$ (80)	$ (133,158)	$ (132,438)
	Common stock issued:
First Quarter, 2011	for consulting services ($0.0001/share)	45,000	4
Second Quarter, 2011	for consulting services ($0.0001/share)	45,000	4
Third Quarter, 2011	for consulting services ($0.0001/share)	45,000	4
Third Quarter, 2011	to employees for services ($0.0001/share)	355,556	35
Third Quarter, 2011	to board advisor for services ($0.0001/share)	1,388	1
Third Quarter, 2011	to consultant for services ($0.0001/share)	694	1
Fourth Quarter, 2011	for consulting services ($0.0001/share)	45,000	4
Fourth Quarter, 2011	to employees for services ($0.0001/share)	116,667	11
Fourth Quarter, 2011	to board advisor for services ($0.0001/share)	2,082	1
Fourth Quarter, 2011	to consultant for services ($0.0001/share)	2,082	1
Net (loss) for the period					(558,491)

Balance - December 31, 2011		8,658,469	866	(80)	(691,649)	(690,863)
	Common stock issued:
First Quarter, 2012	for consulting services ($0.0001/share)	45,000	4
First Quarter, 2012	to employees for services ($0.0001/share)	122,223	12
First Quarter, 2012	to board advisor for services ($0.0001/share)	3,470	1
First Quarter, 2012	to consultant for services ($0.0001/share)	2,082	1
Second Quarter, 2012	for consulting services ($0.0001/share)	45,000	4
Second Quarter, 2012	to employees for services ($0.0001/share)	125,001	12
Second Quarter, 2012	to board advisor for services ($0.0001/share)	4,164	1
Second Quarter, 2012	to consultant for services ($0.0001/share)	2,082	1
Third Quarter, 2012	for consulting services ($0.0001/share)	45,000	4
Third Quarter, 2012	to employees for services ($0.0001/share)	125,001	12
Third Quarter, 2012	to board advisor for services ($0.0001/share)	6,246	1
Third Quarter, 2012	to consultant for services ($0.0001/share)	2,082	1
Fourth Quarter, 2012	for consulting services ($0.0001/share)	45,000	4
Fourth Quarter, 2012	to employees for services ($0.0001/share)	125,001	12
Fourth Quarter, 2012	to board advisor for services ($0.0001/share)	8,328	1
Fourth Quarter, 2012	to consultant for services ($0.0001/share)	2,082	1
November 8, 2012	for cash ($0.0001/share)	1,800,000	180
November 8, 2012	for subscription ($0.0001/share)	81,900,000	8,190
December 31, 2012	to employees for final vesting for services ($0.0001/share)	590,551	59
December 31, 2012	to board advisor forfinal vesting for services ($0.0001/share)	74,322	7
December 31, 2012	to consultant for final vesting for services ($0.0001/share)	13,896	1
Stock subscriptions receivable				(8,190)
Net (loss) for the period					(625,057)

Balance - December 31, 2012		93,745,000	$ 9,375	$ (8,270)	$ (1,316,706)	$ (1,315,601)

ECLIPSE IDENTITY RECOGNITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Year ended	Year ended	Cumulative
	December 31,	December 31,	From
	2012	2011	Inception

Operating Activities:
Net (loss)	$ (625,057)	$ (558,491)	$ (1,316,706)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Common stock issued as compensation	139	66	205
Deferred offering costs	18	(2,018)	(2,000)
Common stock issued for intellectual property	-	-	720
Changes in net liabilities-			-
Accounts payable and accrued liabilities	4,397	3,390	7,787
Prefunding payroll accrual	591,055	546,918	1,270,411

Net Cash Provided by (Used in) Operating Activities	(29,448)	(10,135)	(39,583)

Financing Activities:
Proceeds from stock issued	180		180
Proceeds form loan issued	35,000		35,000
Loan repayments to related parties	(6,357)		(6,357)
Proceeds from related party loans		11,083	11,183

Net Cash Provided by Financing Activities	28,823	11,083	40,006

Net (Decrease) Increase in Cash	(625)	948	423

Cash - Beginning of Period	1,048	100	-

Cash - End of Period	$ 423	$ 1,048	$ 423

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes to financial statements are an integral part of these financial statements.

Eclipse Identity Recognition Corporation

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Restated – See Note 12)

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Eclipse Identity Recognition Corporation. (“Eclipse IR” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on August 3, 2010. Eclipse IR designs, develops, and sells video analytics technologies that incorporate advanced facial detection, biometric search, and identity recognition techniques to detect and identify individuals from live and stored video streams. The company expects to target its technology to law enforcement, public safety, commercial and private security, as well as entertainment and social media. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize significant revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Software licenses fees will be recognized over the term of the agreement on a straight line basis.

The revenues recognized since commencement of operations are $4,000 for the year ended December 31, 2012 from a joint venture partner to fund product development, and $8,000 for the year ended December 31, 2011 for a preliminary deployment of the Company’s software.  These projects had persuasive evidence of an agreement, acceptance had been approved by the customers, the fee was fixed based on the completion of stated terms and conditions, and collection of any related receivable was probable.

Share-based Compensation

The Company follows the provisions of FASB Accounting Standards Codification ("ASC")718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company has a loss for the years ended December 31, 2012 and 2011 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2012 and 2011, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

The Company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the periods ended

December 31, 2012 and 2011, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

The deferred offering costs of approximately $2,000 at December 31, 2012 and 2011, relate to a contract with a consultant to raise capital for the Company.  The offering costs will be charged against the capital raised by this consultant. Should the offering not materialize, deferred offering costs will be charged to operations during the period in which the possibility of an offering is determined to not be probable.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the years ended December 31, 2012and2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Lease Obligations

All non-cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter. For the years ended December 31, 2012and2011, no capital lease obligations were incurred; therefore, no amortization of lease expense was required. The Company had one month to month lease.  Rent expense was $3,600 and $3,600 for the years endedDecember 31, 2012and2011, respectively.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of

ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to design, develop, and sell video analytics technologies.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2012, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Loans from Related Parties - Directors and Stockholders

As of December 31, 2012and2011, loans from related parties amounted to $4,826 and $11,183, and represented working capital advances from officers who are also stockholders of the Company. The loans are unsecured and non-interest bearing.  The balance of working capital advances is due on demand.

(4)  Common Stock

On August 3, 2010, the Company issued 77,200,000 shares of its common stock to two individuals who are the Company’s directors and officers to acquire intellectual property. The stock was valued at $720 or $.0001 per share based on recent sales of the stock.

On August 3, 2010, the Company issued 800,000 shares of its common stock to an advisor of the Company for a subscription price of $80 or $.0001 per share.

On January 6, 2011, the Company entered into an agreement with an unrelated third-party investment consultant. In addition to payment for the consultant’s services, the Company reserved 360,000 shares of its unregistered common stock on said date. The shares were valued at $36 or $0.0001 per share, the estimated value based on prior sales of shares. These shares vest monthly over 24 months.  Vesting began as of January 6, 2011.  In the event of a Company sale or acquisition, full vesting occurs immediately. The vesting was accelerated and all of the shares were issued by December 31, 2012. There were no other modifications to the agreement. The value of the shares was recorded as services from a consultant.

On May 5, 2011, the Company approved authorization of up to a total of one hundred (100) million shares of stock.  Of that total one million will be preferred stock.

On August 23, 2011, the Company authorized issuance of 1,460,000 shares of its unregistered common stock to employees.  These shares vest monthly over 36 months starting at various dates, some retroactive to September 2010.  In the event of a Company sale or acquisition, full vesting occurs immediately. The shares were valued at $146 or $0.0001 per share, the estimated value based on prior sales of shares.  The vesting was accelerated and all of the shares were issued by December 31, 2012.  There were no other modifications to the transaction. The value of the shares was recorded as services from an employee.

On August 23, 2011, the Company authorized issuance of 25,000 shares of its unregistered common stock to a board advisor.  These shares vest monthly over 36 months.  Vesting began on August 23, 2011. In the event of a Company sale or acquisition, full vesting occurs immediately. The shares were valued at their par value. The vesting was accelerated and all of the shares were issued by December 31, 2012. There were no other modifications to the agreement. The value of the shares was recorded as services from an advisor and valued at $25 or $.0001 per share based on recent sales of stock.

On August 23, 2011, the Company authorized issuance of 25,000 shares of its unregistered common stock to a Company consultant.  These shares vest monthly over 36 months.  Vesting began on September 24, 2011.   In the event of a Company sale or acquisition, full vesting occurs immediately. The shares were valued at their par value. The vesting was accelerated and all of the shares were issued by December 31, 2012. There were no other modifications to the agreement. The value of the shares was recorded as services from a consultant and valued at $25 or $.0001 per share based on recent sales of stock.

On February 1, 2012, the Company authorized issuance of 100,000 shares of its unregistered common stock to an employee.  These shares vest monthly over 36 months starting at February 1, 2012.  In the event of a Company sale or acquisition, full vesting occurs immediately. The vesting was accelerated and all of the shares were issued by December 31, 2012. There were no other modifications to the agreement. The value of the shares was recorded as services from an employee and valued at $25 or $.0001 per share based on recent sales of stock.

On February 2, 2012, the Company authorized issuance of 25,000 shares of its unregistered common stock to a Company board advisor.  These shares vest monthly over 36 months.  Vesting began on February 3, 2012.   In the event of a Company sale or acquisition, full vesting occurs immediately. The vesting was accelerated and all of the shares were issued by December 31, 2012. There were no other modifications to the agreement. The value of the shares was recorded as services from an advisor and valued at $25 or $.0001 per share based on recent sales of stock.

On August 10, 2012, the Company authorized issuance of 25,000 shares of its unregistered common stock to a Company board advisor.  These shares vest monthly over 36 months.  Vesting began on August 11, 2012.   In the event of a Company sale or acquisition, full vesting occurs immediately. The vesting was accelerated and all of the shares were issued by December 31, 2012. There were no other modifications to the agreement. The value of the shares was recorded as services from an advisor and valued at $25 or $.0001 per share based on recent sales of stock.

On September 5, 2012, the Company authorized issuance of 25,000 shares of its unregistered common stock to a Company board advisor.  These shares vest monthly over 36 months.  Vesting began on September 6, 2012.   In the event of a Company sale or acquisition, full vesting occurs immediately. The vesting was accelerated and all of the shares were issued by December 31, 2012. There were no other modifications to the agreement. The value of the shares was recorded as services from an advisor and valued at $25 or $.0001 per share based on recent sales of stock.

On November 1, 2012, a principal shareholder and board member of the Company transferred 400,000 shares of the Company’s common stock to the Company’s other board member and 700,000 shares to a major shareholder.  The transfer was to correct an error which had been made August 3, 2010 with the initial issuance of Company stock. There was no consideration for this transfer.  There was no change in the number of shares issued or outstanding from this transaction and no change to the accounting of the original transaction.

On November 8, 2012, the board of directors approved subscriptions for 83,700,000 shares of common stock subscribed to by officers, employees and consultants.  The subscription price of these shares is $8,370 or $0.0001 per share.

(5)  Prefunding Payroll Accrual

The Company has executed Employment Offer Agreements with six (6) key Company employees.  These agreements are dated at various dates in 2010 and 2011.  As a term of the Agreement, those employees are not receiving direct payment for their services during the prefunding stage of the

Company.  The compensation offered to those individuals for that prefunding period is a combination of stock issuance (see note 4) and deferred salary.  The salary is to be accrued at the agreed rate, until the Company has received funding and the employees’ salaries can be paid out of profits of the Company.  These salary amounts will not be paid to employees until a future date to be determined by the Company’s Board of Directors. Salaries are being accrued at annual amounts ranging from $42,500 to $140,000.  Total salary expense related to these accruals is $591,055 and $546,918 for the year ended December 31, 2012and2011, respectively.

(6)  Loan Payable

On September 19, 2012, the Company entered into a loan agreement for $15,000 with a non-related third party.  The loan is unsecured, non-interest bearing, and due in six (6) months from the date of the loan.  The due date can be extended another six (6) months by mutual consent of the parties.  The lender has the right to convert the loan into shares of the Company’s common stock at par value.

On November 20, 2012, the Company entered into a loan agreement for $20,000 with an unrelated third party.  The loan is unsecured, with 10% per annum interest rate, and due at the point where the Company receives $100,000 in funding. The lender has the right convert the loan into shares of the Company’s common stock at a price to be agreed upon.

(7)  Income Taxes

The provision ( for income taxes for the year ended December 31, 2012 and2011 was as follows (assuming a 34% effective tax rate):

	2012	2011

Current Tax Provision:
Federal-
Taxable income	$ -	$ -

Total current tax provision	$ -	$ -

Deferred Tax Provision:
Federal-
Loss carryforwards	$ 212,519	$ 189,887
Change in valuation allowance	(212,519)	(189,887)

Total deferred tax provision	$ -	$ -

	2010	2010

Loss carryforwards	$ 381,699	$ 235,161
Less - Valuation allowance	(381,699)	(235,161)

Total net deferred tax assets	$ -	$ -

The Company had deferred income tax assets as of December 31, 2012 and  2011, as follows:

	2012	2011

Loss carryforwards	$ 447,680	$ 235,161
Less - Valuation allowance	(447,680)	(235,161)

Total net deferred tax assets	$ -	$ -

The Company provided a valuation allowance equal to the deferred income tax assets for the year ended December 31, 2012, because it is not presently known whether future taxable income will be sufficient to utilize the loss carry forwards.

As of December 31, 2012the Company had approximately $1,316,000 in tax loss carry forwards that can be utilized in future years to reduce taxable income, and expire by the year 2032.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company has filed income tax returns in the United States. All tax years are closed by expiration of the statute of limitations.

 (8)  Related Party Transactions

As described in Note 3, as of December 31, 2012and, 2011, the Company owed $4,826 and $11,183, respectively, to directors, officers, and principal stockholders of the Company.

On August 3, 2010, the Company entered into two Intellectual Property Assignment Agreements to acquire the rights to the intellectual property of the two founding principal stockholders of the Company, whereby the Company acquired all of the rights, title and interest in and to the principal owned intellectual property.  The Company is unable to assign a value to the intellectual property and has therefore recorded the intellectual property at the par value of the stock issued - $480 and $280, respectively.

The Company paid a Director and officer $1,000 per month for the first seven months in 2011 for the use of his lab.

(9)  Commitments

On September 1, 2011, the Company entered into an Intermediary/Finder/Consultant Agreement with JM International LLC (“JMI”) for consulting/finder services to facilitate introductions to sources of equity funding for the Company.  Under the Agreement, the Company is obligated to accrue a retainer of $3,000 per month, payable upon JMI securing funding for the Company. In addition, JMI would receive a Success Fee of three (3) percent of the funds raised payable in cash. In addition, JMI will be issued three (3) percent of the fully diluted outstanding stock of the Company. The monthly accrual amounts would be deducted from JMI’s Success Fee. In another provision of the Agreement, JMI would be entitled to a 12% commission on any sales of the Company product resulting from a direct introduction by JMI or 3% from all indirect – third party –sales.  The Agreement has a term of 24 months, however if no funds are raised in the first 12 months of the Agreement, the Company has the right to terminate. The agreement was amended on June 15, 2012, to provide JMI with six (6) percent of the cash proceeds (or stock if the sale is strictly a stock transaction) from the acquisition or sale of the Company.

The Company has entered into a number of agreements with outside parties for the marketing, re-sale, and referral of Eclipse products and services to potential customers.  These agreements are for specific sales areas, customers, or markets.  All of the agreements provide for payment upon sale of the Company’s product to the introduced customer.  Rates to be paid range from 5% to 12% of the product purchase price.  To date there were no sales or referrals by the outside parties and the Company has no estimate of if or when there will be any sales or referrals from these outside parties.

On November   2012, the Company entered into a consulting agreement with a technical advisor. The consultant services shall begin when the Company receives its initial funding of at least $100,000 and will continue for a period of ten months thereafter. The Company has agreed to pay the consultant $2,000 per month for the term of the agreement.

(10)Joint Venture

On September 5, 2012, the Company entered into a Memorandum of Understanding with an un-related third party.  The Parties intend to form a new entity which will develop a software application to determine feasibility of facial comparison in genealogy environments.  The un-related third party will provide the Company with $4,000 in product development expenses. The Company will develop a website and facial comparison application. The Company will assume no out-of-pocket costs beyond initial development of the website.  The Company will acquire 30% of the newly formed entity in payment for the development.  As of December 31, 2012, the new entity has been formed, but no shares have been issued.  The Company has incurred no costs related to this venture.

Accounting for the venture will be done on the equity method, since the Company will hold a 30% interest in the venture.

(11)Subsequent Events

On January 2, 2013, the Company entered into a loan agreement for $1,330 with a related party.  The loan is unsecured, non-interest bearing, and due on January 2, 2014

On January 16, 2013, the Company entered into a Share Exchange Agreement with Auto Home Lock, Inc., (AHL) a Nevada corporation.  AHL was subsequently renamed Eclipse Identity Recognition Corporation, a Nevada corporation.  The Agreement calls for the Company’s shareholders to exchange all of their outstanding shares of Company for 51% of the shares of AHL.  The shares will be exchanged at a rate of 2.091 shares of  AHL for each share of the Company’s stock, which will give current Company shareholders 196,000,000 shares of AHL (with a par value of $.001) .  In exchange, AHL shall complete a private placement for not less than US$500,000, at a price of $0.025 per share, for the issuance of up to 20 million shares. This Financing shall close in the following tranches:  (i) $100,000 shall close prior to or concurrent with the Closing of the Transaction. $65,000 to be funded in such tranche (ii) $50,000 four months from Closing, (iii) $50,000 five months from Closing, (iv) $100,000 six months from Closing, and (v) $200,000 nine months from Closing.  Closing date is as yet to be determined by the parties.

On February 8, 2013, the Company entered into a bridge loan agreement for $35,000 with AHL.AHL  The loan is unsecured, non-interest bearing, and due on September 30, 2013.  This loan is to be paid out of the first tranche of the AHL financing..

Subsequent events were evaluated through March June 20, 2013, which is the date the financial statements were available to be issued.

(12)Restated Financial Statements

The cumulative from inception column in the statement of Operations is restated to correct a mathematical error. The cumulative loss from operations and net loss were originally presented as $1,328,706. The correct cumulative loss from operations and net loss is ($1,316,706).

The Statement of Stockholders’ Equity is restated to present share issuances in a more detailed chronological order. Notes 1, 4, 5, 9 and 10 are restated to present additional information and clarification.